UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2008
COREL CORPORATION
(Exact name of Registrant as specified in its Charter)

CANADA	000-20562	98-0407194
(State or other Jurisdiction) of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Carling Avenue
Ottawa, Ontario
Canada
K1Z 8R7
(613) 728-0826
(Address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 20, 2008, Corel Corporation (“Corel”) issued a press release responding to previous reports, and consistent with its press release issued Monday, August 18th, which indicated that its Special Committee had “identified” strategic alternatives, stated that it is in discussions with a third party regarding a potential sale of Corel. No agreement has been reached regarding a sale of Corel and there can be no assurance that such an agreement will be reached. In addition, there can be no assurance that any transaction will be completed or, if completed, of its terms, price or timing. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed with this Form 8-K:

Exhibit	Description

99.1	Press Release dated August 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: August 20, 2008

COREL CORPORATION
By:	/s/ CHRISTOPHER DIFRANCESCO
	Name:	Christopher DiFrancesco
	Title:	Senior Vice President, Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated August 20, 2008.